Exhibit 10.4

CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is made and entered into as of this 27 th day of   September 2004, ("Effective Date") by and between Y- Tel International LLC, a Florida State corporation (hereinafter referred to as the "Company") and Jon McMurray for Gin Greek., INC. a sole proprietorship, (hereinafter referred to as the "Consultant") (collectively, the "Parties").

RECITALS

WHEREAS, Consultant has certain management consulting experience pertaining to corporate structure, marketing, strategic alliances, and other matters relating to the management and growth of companies; and

WHEREAS, the Company wishes to engage the services of the Consultant to assist the Company in managing its business operations and growth.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto hereby agree as follows:

1.      CONSULTING SERVICES

Attached hereto as Exhibit A and incorporated herein by this reference is a description of the services to be provided by the Consultant hereunder (the "Consulting Services").  Consultant hereby agrees to utilize its best efforts in performing the Consulting Services, however, Consultant makes no warranties, representations, or guarantees regarding any corporate strategies attempted by the Company or the eventual effectiveness of the Consulting Services.

2.      TERM OF AGREEMENT

This Agreement shall be in full force and effect commencing upon the date hereof.  This Agreement has a term of eight months beginning on the date hereof.  Either party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other party.  Consultant shall have the right to terminate this Agreement if Company fails to comply with the terms of this Agreement, including without limitation its responsibilities for fees as set forth in this Agreement, and such failure continues unremedied for a period of 30 days after written notice to the Company by Consultant.

It is anticipated that the Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of Consultant hereunder.  The Company understands that this amount of time may vary and that the Consultant may perform Consulting Services for other companies.

5.      COMPENSATION TO CONSULTANT

The Consultant's compensation for the Consulting Services shall be as set forth in Exhibit B attached hereto and incorporated herein by this reference.

6.      INDEPENDENT CONTRACTOR

Both Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement.  Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of Company.

7.      CONFIDENTIAL INFORMATION

The Consultant and the Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing Parties prior written consent.  It is hereby agreed that from time to time Consultant and the Company may designate certain disclosed information as confidential for purposes of this Agreement.

8.      INDEMNIFICATION

The Company hereby agrees to indemnify and hold Consultant harmless from any and all liabilities incurred by Consultant under the Securities Act of 1933, as amended (the "Act"), the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (i) any material misstatement or omission contained in any offering documents provided by the Company (ii) any actions by the Company, direct or indirect, in connection with any offering by the Company, in violation of any applicable federal or state securities laws or regulations, or (iii) a breach of this Agreement by the Company.  Furthermore, the Company agrees to reimburse Consultant for any legal or other expenses incurred by Consultant in connection with investigating or defending any action, proceeding, investigation, or claim in connection herewith.  The indemnity obligations of the Company under this paragraph shall extend to the shareholders, directors, officers, employees, agents, and control persons of Consultant.

Consultant hereby agrees to indemnify and hold the Company harmless from any and all liabilities incurred by the Company under the Act, the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (i) any actions by Consultant, its officers, employees, agents, or control persons, direct or indirect, in connection with any offering by the Company, in violation of any applicable federal or state securities laws or regulations, or (ii) any breach of this Agreement by Consultant.

The indemnity obligations of the Parties under this paragraph 8 shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company, the Consultant, and any other such persons or entities mentioned hereinabove.

9.      MISCELLANEOUS

(A)    Any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claim for damages and/or rescission shall be settled by arbitration in Los Angeles County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a panel of three arbitrators.  The arbitrators sitting in any such controversy shall have no power to alter or modify any express provisions of this Agreement or to render any award which by its terms effects any such alteration, or modification subject to 9(G). This Section 9 shall survive the termination of this Agreement.

(B)    If either party to this Agreement brings an action on this Agreement, the prevailing party shall be entitled to reasonable expenses therefore, including, but not limited to, attorneys' fees and expenses and court costs.

(C)    This Agreement shall inure to the benefit of the Parties hereto, their administrators and successors in interest.  This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

(D)    This Agreement contains the entire understanding of the Parties and supersedes all prior agreements between them.

(E)    This Agreement shall be constructed and interpreted in accordance with and the governed by the laws of the State of California.

(F)    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

(G)    If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable.  This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

IN WITNESS WHEREOF, the Parties hereto have placed their signatures hereon on the day and year first above written.

Y-Tel International, LLC                                             Jon McMurray for Gin Creek, INC.

A Florida State corporation

____________________________________            ____________________________________

BY:  Steve B. Lipman                                                  BY:  Jon McMurray for Gin Creek, INC
ITS:  President                                                             ITS:  Owner

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

Consultant shall perform the following services pursuant to the terms of this Agreement:

Coordinate the operating facilities for the Corporation focusing on hiring and working with the team of Network and Operation managers.

The above services will be further defined and delineated by the Company's board of directors from time to time as necessary.

EXHIBIT B

TERMS OF COMPENSATION

The Consultant's compensation hereunder shall be as follows:

  As compensation for the services to be performed hereunder the Consultant will receive from the Company $ 12,000 monthly.
  The payment is to be made in equal bi-weekly installments
  An increase of the consulting fees is automatic as soon the results of this agreement enables the Company achieve a level of $ 100,000 gross profit a month. The value of the consulting fees should be determined by the President of the Company up to $ 20K/month.
  Upon approval of a stock option by the Company the Consultant shall be granted 500,000 stock options, exercisable at a price equal to half the fair market value of a share of common stock, at the time of grant.  The exercise term shall be three years.

Y-Tel International, LLC                                         Jon McMurray for Gin Creek, INC.

a Florida State corporation

____________________________________            ____________________________________

BY:  Steve B. Lipman                                                  BY: Jon McMurray for Gin Creek, INC.
ITS:  President                                                             ITS:  Owner